SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2016

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Innovation Way Mason, OH	45040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2016, AtriCure, Inc. (“AtriCure” or the “Company”)  and its domestic subsidiaries entered into the Second Amended and Restated Loan and Security Agreement (“Loan Agreement”)  with Silicon Valley Bank (the “Bank”)  which amends and restates the Company’s credit facility with the Bank. A copy of the press release issued in connection with the execution of the Loan Agreement is furnished as Exhibit 99.1 to this Form 8-K.

The Loan Agreement provides for a new $25,000,000 term loan, in addition to the existing $15,000,000 revolving line of credit, both of which mature in April 2021. The term loan has a five-year term, with principal payments to be made ratably commencing twelve months after the inception of the loan through to the loan’s maturity date. If the Company meets certain conditions, as specified by the Loan Agreement, the commencement of term loan payments may be deferred by an additional six months. The term loan accrues interest at the Prime Rate and is subject to an additional 4.0% fee on the original $25,000,000 term loan principal amount at maturity. The revolving line of credit is subject to an annual commitment fee of $50,000, and any borrowings bear interest at the Prime Rate. The Loan Agreement also provides for certain prepayment and early termination fees, and contains covenants related to liquidity, sales growth and a minimum cash balance, along with other terms and conditions similar to those in the Company’s previous agreements with the Bank. On April 25, 2016, the signing date of the Loan Agreement, AtriCure borrowed the full amount available under the term loan. The proceeds are expected to fund current and future operations of the Company.

All obligations under the Loan Agreement are secured by a first priority security interest  all goods, accounts, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper, cash, deposit accounts, fixtures, letters of credit rights, securities, and all other investment property, supporting obligations, and financial assets of the Company and its domestic subsidiaries.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the Loan Agreement as attached to and filed with this Form 8-K as Exhibit 10.1.

Item 2.02.Results of Operations and Financial Condition.

On April 28, 2016, AtriCure, Inc. issued a press release regarding its financial results for the first quarter ended March 31, 2016. The Company will hold a conference call on April 28, 2016, 2016 at 4:30 p.m. Eastern Time to discuss the financial results. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of Form 8-K and in the press release attached as Exhibit 99.2 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Form 8-K and Exhibit 99.2 shall not be incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing or document.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits
No.	Description
10.1

Second Amended and Restated Loan and Security Agreement dated as of April 25, 2016 by and among Silicon Valley Bank, AtriCure, Inc., AtriCure, LLC, Endoscopic Technologies, LLC and nContact Surgical, LLC

99.1

Press Release dated April 28, 2016 relating to the Second Amended and Restated Loan and Security Agreement dated as of April 25, 2016 by and among Silicon Valley Bank, AtriCure, Inc., AtriCure, LLC, Endoscopic Technologies, LLC and nContact Surgical, LLC

99.2	Press Release dated April 28, 2016 relating to financial results for the first quarter ended March 31,2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	April 28, 2016	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer